UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant   ☑
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Highmark Funds
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A
(2)	Form, Schedule or Registration Statement No: N/A
(3)	Filing Party: N/A
(4)	Date Filed: N/A

HighMark Funds
Meeting Date: May 31, 2011
Toll Free # 866-414-6351
Inbound Only Script

Greeting:

Thank you for calling the (Broadridge) Proxy Services Center for the HighMark Funds. My name is <agent name> and this call is being recorded for quality assurance.  How may I assist you today?  (Do not have to confirm proxy receipt)

Your Fund’s Board of Trustees is recommending that you vote in favor of the proposal(s).  Would you like to vote along with the recommendations of the board?

For the record, would you please state your full name and full mailing address?

Are you authorized to vote on all shares? (If ’NO’, identify which accounts shareholder is authorized to vote, then proceed with voting process)

Again, my name is <agent name>, a proxy voting specialist on behalf of (the) HighMark Funds. Today’s date is <DATE> and the time is <TIME> (am/pm) Eastern Time.

Mr. /Ms. _____ I have recorded your {For/ Against/ Abstain} vote for all of your HighMark Fund accounts and will be sending you a written confirmation for each.  If you wish to make any changes, you may contact us by calling 866-414-6351.

Thank you very much for your participation and have a great day/evening.

If Not Received:

I can resend the materials to you. Can you please verify your mailing address? (Verify ’entire’ address) Do you have an email address this can be sent to? (If yes, enter email address, read it back phonetically, ask if received & if you can take the vote)

Thank you. (Email, the only way to vote is to call 866-414-6351, # is listed in the body of the email))(For re-mail) You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.

INBOUND - CLOSED RECORDING

Thank you for calling the Proxy Services Center for the HighMark Funds. Our offices are now closed.  Please call us back during our normal business hours  which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM  Eastern Time.  Thank you.

INBOUND - CALL IN QUEUE MESSAGE

Thank you for calling the Proxy Services Center for the HighMark Funds.  Our proxy specialists are currently assisting other shareholders.  Your call is important to us.  Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

Thank you for calling the Proxy Services Center for the HighMark Funds. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your HighMark Funds please contact your Financial Advisor or call the HighMark Funds at 1-800-433-6884. Thank you for investing in the HighMark Funds.